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                                                                                                EXHIBIT 11
                                                                                                ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE



                                                                         Years ended December 31
                                                                ------------------------------------------
                                                                     1999           1998           1997
                                                                  ----------     ----------     ----------
Income from continuing operations
    before extraordinary item (in millions)....................   $    1,406     $      416     $      339
  Add: Interest, net of tax and profit sharing effect,
           on convertible debentures assumed converted.........           --             --             --
                                                                  ----------     ----------     ----------
Adjusted income from continuing operations
    before extraordinary item..................................        1,406            416            339
Discontinued operations:
  Income from operations.......................................           --             --             52
  Gain on sale.................................................           --             --          1,473
Extraordinary item.............................................           --             --            (22)
                                                                  ----------     ----------     ----------
Adjusted net income............................................   $    1,406     $      416     $    1,842
                                                                  ==========     ==========     ==========


Diluted earnings per common and dilutive potential common share:
Weighted average common shares outstanding (in thousands)......      804,198        796,900        785,641
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................       32,562         21,350         19,661
    Convertible debentures.....................................           --             --          6,534
                                                                  ----------     ----------     ----------
Weighted average common and dilutive potential common shares...      836,760        818,250        811,836
                                                                  ==========     ==========     ==========

Diluted earnings per common share:
  Income from continuing operations
      before extraordinary item................................   $     1.68    $       .51     $      .42
  Discontinued operations:
    Income from operations.....................................           --             --            .07
    Gain on sale...............................................           --             --           1.81
  Extraordinary item...........................................           --             --           (.03)
                                                                  ----------     ----------     ----------
  Net income...................................................   $     1.68     $      .51     $     2.27
                                                                  ==========     ==========     ==========


Basic earnings per common share:
Weighted average common shares outstanding (in thousands)......      804,198        796,900        785,641
                                                                  ==========     ==========     ==========

Basic earnings per common share:
  Income from continuing operations
      before extraordinary item................................   $     1.75     $      .52     $      .43
  Discontinued operations:
    Income from operations.....................................           --             --            .07
    Gain on sale...............................................           --             --           1.87
  Extraordinary item...........................................           --             --           (.03)
                                                                  ----------     ----------     ----------
  Net income...................................................   $     1.75     $      .52     $     2.34
                                                                  ==========     ==========     ==========

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